Exhibit 99.1

B&G Foods Announces First Quarter 2009 Financial Results

— Reports EBITDA growth of 17.2% Year-Over-Year to $27.4 million —

— Increases Fiscal 2009 Guidance —

Parsippany, N.J., April 28, 2009—B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced financial results for the thirteen weeks ended April 4, 2009 (first quarter of 2009).

Highlights

•	EBITDA increased 17.2% year-over-year to $27.4 million from $23.4 million
•	Net sales increased 2.0% to $118.6 million from $116.3 million
•	Excluding the impact of items affecting comparability (see discussion below), earnings per share increased to $0.18 from $0.12 in prior year first quarter
•	Fiscal 2009 EBITDA guidance raised from $95 to $98 million to $99 to $102 million

Financial Results for the First Quarter

Net sales for the first quarter of 2009 increased 2.0% to $118.6 million from $116.3 million for the thirteen weeks ended March 29, 2008 (first quarter of 2008).  Net sales were negatively impacted by the poor maple syrup crop in Canada in 2008 that led to a global shortfall of pure maple syrup.  Excluding net sales of Maple Grove Farms pure maple syrup products, net sales for the first quarter of 2009 increased $4.2 million or 3.8%.  This $4.2 million increase was attributable to sales price increases of $6.4 million, partially offset by a decrease in unit volume of $2.2 million.  Net sales of Maple Grove Farms pure maple syrup products decreased by $1.9 million, consisting of a unit volume decline of $3.3 million, partially offset by sales price increases of $1.4 million.

Gross profit for the first quarter of 2009 increased 10.9% to $38.7 million from $34.9 million in the first quarter of 2008.  Gross profit expressed as a percentage of net sales increased 2.7 percentage points to 32.7% for the first quarter of 2009 from 30.0% in the first quarter of 2008.  The increase in gross profit expressed as a percentage of net sales was primarily attributable to increased sales prices and decreased costs for trade spending, slotting, wheat and transportation, partially offset by increased costs for maple syrup, beans and packaging.  Operating income increased 21.1% to $23.8 million for the first quarter of 2009, from $19.7 million in the first quarter of 2008.

Excluding the impact of items affecting comparability, the Company’s net income for the first quarter of 2009 was $6.6 million, and earnings per share was $0.18, as compared to net income of $4.4 million, or $0.12 per share, for the first quarter of 2008.  Please see the table below for information concerning items affecting comparability of net income and earnings per share.  Including items affecting comparability, the Company experienced net income of $5.9 million, or $0.16 per share, for the first quarter of 2009.

For the first quarter of 2009, EBITDA (see “About Non-GAAP Financial Measures” below) increased 17.2% to $27.4 million from $23.4 million for the first quarter of 2008.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “We are very pleased with the overall performance of the business in the first quarter.  Our price increases are offsetting costs of commodities and packaging that are still higher on a year-over-year basis.  The solid pricing benefit was reinforced by lower trade spending, lower shipping expenses, and cost reduction efforts throughout the company.  We expect a similar trend in the second quarter; this has caused us to raise our EBITDA guidance for fiscal 2009 from our original forecast of $95 to $98 million to $99 to $102 million.”

Items Affecting Comparability—Comparison of Adjusted Information to GAAP Information

The company uses “net income, as adjusted” and “earnings per share, as adjusted,” which are calculated as reported net income and earnings per share adjusted for items that affect comparability.  These non-GAAP financial measures reflect adjustments to reported net income and earnings per share to eliminate the net expense related to items identified in the table below.  This information is provided in order to allow investors to make meaningful comparisons of the Company’s operating performance between periods and to view the Company’s business from the same perspective as the Company’s management.  Because the Company cannot predict the timing and amount of charges associated with unrealized gains or losses on the Company’s interest rate swap, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation for management, or in determining earnings estimates.

	First Quarter
	2009	2008
	(in thousands)
Net income, as reported	$5,913	$4,409
Non-cash adjustments on interest rate swap, net of tax(1)	723	—
Net income, as adjusted	$6,636	$4,409

	First Quarter
	2009	2008
	(in thousands)
EPS-Class A common stock, as reported	$0.16	$0.12
Non-cash adjustments on interest rate swap, net of tax(1)	0.02	—
EPS-Class A common stock, as adjusted	$0.18	$0.12

(1)      Includes an unrealized loss on interest rate swap and reclassification from accumulated other comprehensive loss to interest expense, net on interest rate swap.  The counterparty of our interest rate swap is an affiliate of Lehman Brothers.  Following the bankruptcy of Lehman Brothers, we determined that the interest rate swap was no longer an effective hedge under the guidelines of SFAS No. 133.  These adjustments will reverse over the remaining life of the interest rate swap agreement as a non-cash, non-operating gain.

Guidance

EBITDA for fiscal 2009 is expected to be approximately $99 to $102 million.  Capital expenditures for fiscal 2009 are expected to be up to approximately $11 million.

Stock and Debt Repurchase Plan

On October 27, 2008, the Company’s Board of Directors authorized a stock and debt repurchase program for the repurchase of up to $10.0 million of the Company’s Class A common stock and/or 8% senior notes over a twelve month period.  Under the authorization, the Company may purchase shares of Class A common stock and/or senior notes from time to time in the open market or in privately negotiated transactions in compliance with the applicable rules and regulations of the Securities and Exchange Commission.

During the first quarter of 2009, the Company repurchased and retired 213,600 shares of Class A common stock at a weighted average price of $4.53 per share.  As of April 4, 2009, the Company had $6.5 million available for future repurchases of Class A common stock and/or senior notes under the stock and debt repurchase plan.

The timing and amount of future repurchases, if any, will be at the discretion of management, and will depend on available cash, market conditions and other considerations.  Therefore, there can be no assurance as to the number of additional shares, if any, that will be repurchased under the stock and debt repurchase program, or the aggregate dollar amount of the shares or principal amount of senior notes, if any, repurchased.  The Company may discontinue the program at any time.  Any shares repurchased pursuant to the stock repurchase program will be retired.  Likewise, any senior notes repurchased will be cancelled.  The Company currently has 36,033,057 shares of Class A common stock outstanding, 18,174,518 of which trade separately and 17,858,539 of which trade as part of EISs.  The Company currently has $240.0 million principal amount of senior notes outstanding.  In general, the Company’s credit agreement prohibits the Company from repurchasing its 12% senior subordinated notes.

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 p.m. ET today, April 28, 2009.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (888) 218-8170 or for international callers by dialing (913) 312-6674.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 4094825.  The replay will be available from April 28, 2009 through May 5, 2009.

About Non-GAAP Financial Measures

“Net income, as adjusted,” “earnings per share, as adjusted” and “EBITDA” (net income before net interest expense, income taxes, depreciation and amortization) are “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations and cash flows.

Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Comparisons of net income, as adjusted and earnings per share, as adjusted to GAAP information is set forth above.  A reconciliation of EBITDA with net income and net cash provided by operating activities is included below for the first quarter of 2009 and first quarter of 2008, along with the components of EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  The forward-looking statements contained in this press release include, without limitation, statements related to our expectations regarding pricing for fiscal 2009, trade spending, shipping costs, cost reduction efforts; and our expectations regarding EBITDA and capital expenditures for fiscal 2009.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for fiscal 2008 filed on March 5, 2009.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	Matt Lindberg
866-211-8151	203-682-8214

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	April 4, 2009	January 3, 2009
Assets

Current assets:
Cash and cash equivalents	$33,498	$32,559
Trade accounts receivable, less allowance for doubtful accounts and discounts of $596 in 2009 and $637 in 2008	31,994	36,578
Inventories	93,883	88,899
Prepaid expenses	2,323	2,475
Income tax receivable	1,438	2,221
Deferred income taxes	1,110	1,110
Total current assets	164,246	163,842

Property, plant and equipment, net of accumulated depreciation of $66,442 and $64,510	51,548	51,059
Goodwill	253,353	253,353
Trademarks	227,220	227,220
Customer relationship intangibles, net	114,705	116,318
Net deferred debt issuance costs and other assets	12,725	13,298
Total assets	$823,797	$825,090

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$25,774	$27,286
Accrued expenses	12,263	16,023
Dividends payable	6,126	6,162
Total current liabilities	44,163	49,471

Long-term debt	535,800	535,800
Other liabilities	24,807	23,671
Deferred income taxes	74,561	71,500
Total liabilities	679,331	680,442

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; 36,033,057 and 36,246,657 shares issued and outstanding as of April 4, 2009 and January 3, 2009	360	362
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; no shares issued or outstanding	—	—
Additional paid-in capital	164,771	171,123
Accumulated other comprehensive loss	(12,099)	(12,358)
Accumulated deficit	(8,566)	(14,479)
Total stockholders’ equity	144,466	144,648
Total liabilities and stockholders’ equity	$823,797	$825,090

B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	April 4, 2009	March 29, 2008

Net sales	$118,638	$116,342
Cost of goods sold	79,889	81,412
Gross profit	38,749	34,930

Operating expenses:
Sales, marketing and distribution expenses	10,987	12,289
General and administrative expenses	2,339	1,358
Amortization expense—customer relationships	1,613	1,613
Operating income	23,810	19,670

Other expenses:
Interest expense, net	14,289	12,571
Income before income tax expense	9,521	7,099
Income tax expense	3,608	2,690
Net income	$5,913	$4,409

Basic and diluted weighted average shares outstanding:
Class A common stock	36,197	36,779

Basic and diluted earnings per share:
Class A common stock	$0.16	$0.12

Cash dividends declared per share of Class A common stock	$0.17	$0.21

B&G Foods, Inc. and Subsidiaries

Reconciliation of EBITDA to Net Income and to Net Cash Provided by Operating Activities

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	April 4, 2009	March 29, 2008
Net income	$5,913	$4,409
Income tax expense	3,608	2,690
Interest expense, net	14,289	12,571
Depreciation and amortization	3,560	3,689
EBITDA(1)	27,370	23,359
Income tax expense	(3,608)	(2,690)
Interest expense, net	(14,289)	(12,571)
Deferred income taxes	2,834	2,177
Amortization of deferred financing costs	792	792
Unrealized loss on interest rate swap	743	—
Reclassification to interest expense, net from interest rate swap	422	—
Share-based compensation expense	747	—
Changes in assets and liabilities, net of effects of business combination	(4,385)	(93)
Net cash provided by operating activities	$10,626	$10,974

(1)                EBITDA is a measure used by management to measure operating performance.  EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations.  We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on this measure. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends. Rather, EBITDA is a potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.